Exhibit 10.14
BILL OF SALE
AL INTERNATIONAL, INC.  & LIVINITY, INC.

        This AGREEMENT (“Agreement”) is entered into as of this 10 day of July, 2012 by and between Livinity, Inc., a Kansas corporation, for itself and its subsidiaries, (“Seller”), and AL International, Inc. d/b/a Youngevity, a Delaware corporation (“Buyer”).  Collectively referred to as the “Parties”.

WHEREAS, the Seller is engaged in the business of direct marketing or multi-level marketing with sales of various products and services (the “Business”) and has developed a distributorship organization of independent authorized agents (the “Distributor Organization”) for the sale of its products and/or services, including any and all related brands, products, and/or services representing the collective brands of the Business; and

WHEREAS, Seller is the sole and exclusive owner of the Intellectual Property or Properties commonly known as LIVINITY including, trademarks, copyrights and patents or any applications for trademarks, copyrights and patents (hereinafter collectively referred to as “Intellectual Property”);

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, substantially all of the assets of the Seller  used in or relating to the Business, and the Buyer is willing to assume certain liabilities of the Seller relating to the product, upon the terms and conditions set forth herein; now

THEREFORE, in consideration of the promises, the mutual covenants, representations, and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller hereby sells the Property described below to Buyer:

1.	PROPERTY:
Property description: See Exhibit A attached hereto and made a part hereof for the inclusive listing of all properties sold under this Agreement.

2.	PURCHASE PRICE:
The full purchase price for Business and Intellectual Property (collectively described as “Business Properties”) is $15,000. In exchange for Business Properties, Buyer has paid Seller the full purchase price as follows:

a. $15,000 to be paid directly to Seller within 15 days of the execution of this Agreement

3.	ENCUMBRANCES:
a. Seller warrants that Seller is the legal owner of Property and that Property are free of all liens and encumbrances.

4.	DEFECTS:
Seller believes and warrants the Property to be in good condition.

5.	WARRANTY:
Other than the warranty of ownership in Clause 3 and the representations in Clause 4, Seller makes no express warranties. Buyer takes all Property as is.

6.	DELIVERY:
Property shall be delivered to Buyer who shall be responsible for transfer of all Property from Seller including Business Property and Intellectual Property.

7.	ADDITIONAL TERMS:
Additional terms of sale for Property are as follows:

a. Seller and Buyer will execute a Consulting Agreement contemporaneous with this Agreement.

b. Seller and Buyer will execute a Consignment Agreement contemporaneous with this Agreement

c. Name Change.  On Buyer's request, Seller will undertake to change its corporate name to a dissimilar name should it be necessary to prevent confusion in the market place.

8.            NOTICES:
               Any notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, two (2) days after being mailed postage prepaid by certified or registered mail with return receipt requested, or when delivered by overnight delivery service or by facsimile to the recipient at the following address or facsimile number, or to such other address or facsimile number as to which the other party subsequently shall have been notified in writing by such recipient:

If to the Consignee:	AL International, Inc.
2400 Boswell Road
Chula Vista, California 91914
Attention: Steve Wallach, CEO
Facsimile: 619-934-5009

If to the Consignor:	Livinity, Inc.
802 North Maple
Russell KS 67665
Attention: Dave and Barb Pitcock
[company fax]

9.           VENUE & JURISDICTION:
This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of California without reference to conflicts of law.  Venue shall be in the Superior Court of California, County of San Diego, South County Branch Court.

[signatures next page]

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                Buyer:  AL International, Inc.

                By:   /s/ Steve Wallach
                Steve Wallach, CEO

                Seller:  Livinity, Inc.

                By:  /s/ David Pitcock
                   Dave Pitcock, President

Exhibit “A”

The Following URL’s:

Livinity.com
Fuelwize.com
Goingblue.com

The Following Trademarks:

Livinity
Going Blue